UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:   (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.500% Senior Notes due 2023	ABBV23B	New York Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
1.250% Senior Notes due 2024	ABBV24B	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
2.625% Senior Notes due 2028	ABBV28B	New York Stock Exchange
2.125% Senior Notes due 2029	ABBV29	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert A. Michael, 51, has been appointed Vice Chairman and President, effective June 23, 2022. Mr. Michael has been AbbVie’s Vice Chairman, Finance and Commercial Operations and Chief Financial Officer since December 2021. Mr. Michael previously served as AbbVie’s Executive Vice President, Chief Financial Officer from October 2018 to December 2021, as AbbVie’s Vice President, Controller from March 2017 until October 2018, as Vice President, Treasurer from 2015 to 2016, and as Vice President, Controller, Commercial Operations from 2013 to 2015. Mr. Michael joined Abbott Laboratories in 1993 and held numerous positions in the finance organization.

Scott T. Reents, 55, has been appointed Senior Vice President, Chief Financial Officer, effective June 23, 2022. Mr. Reents previously served as Vice President, Tax and Treasury from March 2019 to June 2022, as Treasurer from January 2020 to November 2020, and as Vice President, Tax from January 2013 to March 2019. Mr. Reents joined Abbott Laboratories in 2008 and has been with AbbVie since inception in 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date:	June 28, 2022	By:	/s/ Timothy J. Richmond
Timothy J. Richmond
Executive Vice President, Chief Human Resources Officer